Exhibit 99.1

TIAA Retirement Annuity Accounts

TIAA Real Estate Account

Real Estate | As of 6/30/2024

Portfolio Net Assets	Inception Date	Symbol	Estimated Annual Expenses[1,2]
$22.5 Billion	10/2/1995	QREARX	1.02%

Investment Description

The Account seeks to generate favorable total returns primarily through the rental income and appreciation of a diversified portfolio of directly held, private real estate investments and real estate-related investments while offering investors guaranteed daily liquidity. The Account intends to have between 75% and 85% of its net assets invested directly in real estate or real estate-related investments. The remainder of its net assets (targeted to be between 15-25%) will be invested in liquid, fixed-income investments.

Learn More

For more information please contact:
800-842-2252
Weekdays, *8 a.m. to 10 p.m. (ET)*,
or visit **TIAA.org**

Performance

	Total Return		Average Annual Total Return				
	3 Months	YTD	1 Year	3 Years	5 Years	10 Years	Since Inception
TIAA Real Estate Account	-1.76%	-4.36%	-11.28%	-0.26%	1.35%	3.83%	5.41%

The performance data quoted represents past performance and is no guarantee of future results. Your returns and the principal value of your investment will fluctuate so that your accumulation units, when redeemed, may be worth more or less than their original cost. Current performance may differ from figures shown. For performance current to the most recent month-end, call 800-842-2252. Performance may reflect waivers or reimbursements of certain expenses. Absent these waivers or reimbursement arrangements, performance may be lower.

[1] The total annual expense deduction, which includes investment management, administration, and distribution expenses, mortality and expense risk charges, and the liquidity guarantee, is estimated each year based on projected expense and asset levels. Differences between actual expenses and the estimate are adjusted quarterly and are reflected in current investment results. Historically, adjustments have been small.

[2] The Account's total annual expense deduction appears in the Account's prospectus, and may be different than that shown herein due to rounding. Please refer to the prospectus for further details.

Hypothetical Growth of $10,000

The chart illustrates the performance of a hypothetical $10,000 investment on June 30, 2014 and redeemed on June 30, 2024.

■ TIAA Real Estate Account $14,559


$20,000
$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
6/24
6/14
12/15
6/17
12/18
6/20
12/21
6/23

The total returns are not adjusted to reflect sales charges, the effects of taxation or redemption fees, but are adjusted to reflect actual ongoing expenses, and assume reinvestment of dividends and capital gains, net of all recurring costs.

Properties by Type (As of 6/30/24)

	% of Real Estate Investments[3,4]
Industrial	31.0
Apartment	27.9
Office	22.3
Retail	11.9
Other	6.9

Properties by Region (As of 6/30/24)

	% of Real Estate Investments[3]
West	38.1
South	32.6
East	24.9
Midwest	4.2
Foreign	0.2

[3] Wholly owned properties are represented at fair value and gross of any debt, while joint venture properties are represented at the net equity value.

[4] Other properties represents interests in Storage Portfolio investments, a hotel investment and land.

TIAA

Please refer to the next page for important disclosure information.

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 6/30/2024 Continued on next page... 39 7/22/2024 2:25:03 PM 7142 Portfolio Composition (As of 6/30/24) Investments by Type % of Net Assets Real Estate Properties (Net Of Debt) 66.2% Real Estate Joint Ventures 25.7% Loans Receivable 4.8% Real Estate Funds 3.2% Real Estate Operating Business 3.2% Marketable Securities - Other 0.6% Other (Net Receivable/Liability) -3.7% Top 10 Holdings5 (As of 6/30/24) % of Total Investments6 Ontario Industrial Portfolio 3.7% Simpson Housing Portfolio 3.6% Fashion Show 3.0% Storage Portfolio II 2.1% The Florida Mall 2.0% 701 Brickell Avenue 1.8% 1001 Pennsylvania Avenue 1.7% Dallas Industrial Portfolio 1.6% Lincoln Centre 1.5% Great West Industrial Portfolio 1.5% Total 22.5%   Market Recap   Economic Overview and Outlook   Global economic conditions remain pressured by persistent inflation and geopolitical conflicts, but growth has held up relatively well in recent months. The risk of recession in the U.S. is still present but the economy remains well positioned for a soft landing in upcoming quarters. Despite expectations of a material slowdown in growth throughout the year, jobs and output data has broadly showed a tempered deceleration during the first half of 2024. Real GDP is increasing at around 2% per annum, and stock prices remain high while bond spreads have been relatively narrow. While most major economies face notable risks, it appears increasingly likely that growth will continue in 2024, albeit at a measured pace.       The U.S. economy continued to show slowing growth in the second quarter but outpaced expectations of a more significant slowdown after robust growth in the second half of 2023. At 1.4%, economic growth in the second quarter of 2024 is projected to keep pace with the growth rate from the previous quarter but fall below the 2.1% growth registered in the second quarter of 2023, according to Moody’s Analytics. Job growth moderated in the second quarter to a monthly average of 177,000 jobs added per month, which is lower compared to the impressive 267,000 jobs added per month in the first quarter. As a result, the unemployment rate ticked up slightly to 4.1%, matching a level last seen in October of 2021, but still below the 10-year average of 4.9%.       The surprising resilience in the U.S. economy has caused some challenges on the inflation front. Year- over-year inflation as measured by the Consumer Price Index increased slightly at the start of the year, finishing the second quarter at 3%. Core inflation, excluding volatile energy and food prices, remains on a general downward trend but is also still around 3%, remaining above the Federal Reserve’s target of 2%, according to Moody’s Analytics. With economic indicators moving in the right direction, Federal Reserve officials have signaled that the central bank is closer to cutting interest rates given inflation's improved trajectory and a labor market in better balance. These remarks may set the stage for a reduction in borrowing costs in September. Yields on 10-year Treasury bonds have trended upward in recent months in response, finishing the second quarter 48 basis points higher than the start of 2024. The Treasury yield curve remains inverted, and short-term interest rates remain high, with the federal funds rate at 5.33% in the second quarter.       Other developed Western economies have been more challenged than the U.S. economy but have also generally outperformed expectations. The Eurozone narrowly escaped falling into a recession at the end of 2023, as better-than-expected results in Spain and France kept economic activity flat in the fourth quarter. Europe continues to slowly show economic improvement during the second quarter of 2024; however, uncertainty regarding future interest rate cuts creates a cautious economic landscape. In Asia, China’s economy grew 4.7% in the second quarter of 2024, the slowest growth rate it has faced since the beginning of 2023. Weak data on China’s manufacturing, exports, and bank lending underscore that there are still some significant challenges in China’s economy, but aggressive fiscal spending on infrastructure and high-tech manufacturing have helped sustain growth as the nation looks to hit its 5% growth target for 2024.       Real Estate Market Conditions and Outlook   Elevated long-term interest rates have introduced a significant amount of uncertainty in commercial real estate pricing. The combination of pricing uncertainty, tighter lending standards, and concerns about the outlook for the broader macroeconomy curbed deal activity throughout 2023, and into the first half of 2024. According to preliminary results from Real Capital Analytics, sales of commercial properties in the U.S. fell to $163.8 billion year-to-date as of the second quarter. Trailing 12-month sales volume fell to $347.9 billion, down 32% from the same comparable period year-over-year. The Federal Reserve’s shift in monetary policy should reduce some of the volatility in long-term yields, particularly if the U.S. avoids a recession. This, in turn, should bring some stability to pricing in most sectors and lead to increased transaction activity. However, following three consecutive months of stronger-than-expected inflation readings and employment data, the prospect of rate cuts are likely to be fewer in 2024 and come later than previously anticipated. Fundamentals remain solid in target areas like industrial, alternatives, necessity retail and pockets of housing, which benefit from high occupancy rates and healthy net operating income growth.

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 6/30/2024 Continued on next page... 39 7/22/2024 2:25:03 PM 7142   Traditional office sector fundamentals continue to deteriorate as tenants look to “right size” their corporate real estate as leases signed prior to the pandemic expire. With hybrid schedules being the new normal, many tenants are actively taking advantage of this trend by reducing their office footprints. Despite broader sector headwinds, the highest-quality assets are taking market share as many tenants are using the cost savings from reduced space needs to upgrade the quality of their space. Layoffs in previously fast-growing sectors like tech add another reason for caution. Yet there are still some positives. Alternatives in the office sector like medical and life sciences offices have far more favorable demand drivers underpinned by a rapidly aging population across the developed world. Oversupply in the largest lab markets combined with normalizing demand will lead to softer fundamentals in the short term, but secular tailwinds remain favorable over the medium/long term. Medical office is resilient through cycles in its ability to produce income and going forward demand is expected to be fueled by aging population. Supply remains controlled and occupancy rates are near peak levels in many markets.       Healthy wage and income growth for U.S. households has propelled consumer spending in recent quarters and helped to sustain overall economic growth. Resiliency of the U.S. consumer in recent months has been a positive for the U.S. economy and spending has helped buoy performance in the retail sector. Consumer conditions are likely to weaken in 2024 as job growth moderates, but neighborhood, community, and strip centers (particularly grocery-anchored) have been resilient in the cyclical movements in the broader economy historically. We expect that fundamentals in this area of retail will remain strong, with demand outpacing limited supply growth in the near term and vacancy remaining below historical averages. In addition, while other core property types have undergone meaningful pricing adjustments since 2022, retail values have already endured a period of adjustment in 2020 and 2021 and have been less sensitive to recent changes in the interest rate environment. As a result, we continue to see positive relative value in select retail investments in the near term.       The multifamily sector is exhibiting its ability to absorb record levels of new supply. Despite registering above-average absorption, demand continues to trail new deliveries. Supply is expected to peak in the second half of 2024. New starts are slowing dramatically, which means much less supply coming in the second half of 2025 and into 2026. Supply growth is highest across Sunbelt markets, which are generally experiencing the strongest job growth and in-migration compared to markets in other U.S. regions. For-sale market affordability hurdles due to cumulative home price appreciation and elevated mortgage rates have several types of potential buyers either priced out of the market or waiting for a more affordable time to buy.       While the broader U.S. economy has outperformed expectations in recent quarters, many of the key drivers on industrial activity remained subdued in the second quarter of 2024. Muted growth in manufacturing, international trade and housing activity has translated to a significant slowdown in industrial demand, which persisted through the first half of 2024. At the same time, supply growth remained strong pushing the industrial vacancy rate back above pre-pandemic levels in the second quarter in most markets. However, the number of new industrial development projects has plummeted in response to elevated interest rates and tighter credit conditions, and supply growth is likely to slow dramatically once the current construction pipeline is delivered. As a result, industrial vacancy rates are likely to stabilize by the end of 2024 as the supply risk subsides. Industrial demand still benefits from long term drivers such as e-commerce penetration and supply chain diversification. Fundamentals should remain strong in the medium to long term once cyclical macroeconomic headwinds abate.       The Account returned -1.76 % in the second quarter of 2024 and -11.28% since June 30th, 2023. As a result of interest rate increases and decreased commercial property transaction volume for the reporting period, property values have been adjusted downward. The second quarter net return was negative for the seventh consecutive quarter and reflects the impact of these broader economic conditions on property valuations. While the Account has experienced valuation declines, property fundamentals remain strong and the properties within the Account are generally well positioned. Potential future investment activity will be consistent with the Account’s multi-year strategy of reducing exposure to segments characterized by high capital expenditures and anticipated underperformance, such as traditional office and retail, and increasing allocations to lower capex and anticipated outperforming sectors like industrial, housing, and alternatives. The Account’s Portfolio Management Team is particularly interested in increasing exposure to the alternatives sector, which includes property types such as self-storage, data centers, life science, medical office, and senior and student housing.

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 6/30/2024 Continued on next page... 39 7/22/2024 2:25:03 PM 7142   Important Information 5 The commercial real property holdings listed are subject to change and may not be representative of the Account’s current or future investments. The property holdings listed are part of the Account’s long-term investments and exclude liquid, fixed-income investments and other securities held by the Account. The property holdings do not include the Account’s entire investment portfolio and should not be considered a recommendation to buy, sell or hold a particular security or other investment. 6 Real estate fair value is presented gross of debt. Investments in joint ventures are presented at the Account's ownership net equity. Simpson Housing Portfolio is held in a joint venture with Simpson Housing LP, in which the Account holds an 80% interest, and is presented gross of debt. As of June 30, 2024, the debt had a fair value of $381.1 million. Fashion Show is held in a joint venture with General Growth Properties, in which the Account holds 50% interest, and is presented gross of debt. As of June 30, 2024, the debt had a fair value of $417.5 million. The Florida Mall is held in a joint venture with Simon Property Group, LP, in which the Account holds a 50% interest, and is presented gross of debt. As of June 30, 2024, the debt had a fair value of $294.5 million. Storage Portfolio II is held in a joint venture with Extra Space Properties 134, LLC, in which the Account holds a 90% interest, and is presented gross of debt. As of June 30, 2024, the debt had a fair value of $160.7 million. 701 Brickell Avenue is presented gross of debt. As of June 30, 2024, the debt had a fair value of $163.5 million.   Real estate investment portfolio turnover rate for the Account was 1.2% as of 6/30/2024. Real estate investment portfolio turnover rate is calculated by dividing the lesser of purchases or sales of real estate property investments (including contributions to, or return of capital distributions received from, existing joint venture and limited partnership investments) by the average value of the portfolio of real estate investments held during the period. Marketable securities portfolio turnover rate for the Account was 0.0% as of 6/30/2024. Marketable securities portfolio turnover rate is calculated by dividing the lesser of purchases or sales of securities, excluding securities having maturity dates at acquisition of one year or less, by the average value of the portfolio securities held during the period.   Teachers Insurance and Annuity Association of America (TIAA), New York, NY, issues annuity contracts and certificates.   This material is for informational or educational purposes only and does not constitute investment advice under ERISA, a securities recommendation under federal securities laws, or an insurance product recommendation under state insurance laws or regulations. This material is intended to provide you with information to help you make informed decisions. You should not view or construe the availability of this information as a suggestion that you take or refrain from taking a particular course of action, as the advice of an impartial fiduciary, as an offer to sell or a solicitation to buy or hold any securities, as a recommendation of any securities transactions or investment strategy involving securities (including account recommendations), a recommendation to rollover or transfer assets to TIAA or a recommendation to purchase an insurance product. In making this information available to you, TIAA assumes that you are capable of evaluating the information and exercising independent judgment. As such, you should consider your other assets, income and investments and you should not rely on the information as the primary basis for making investment or insurance product purchase or contribution decisions. The information that you may derive from this material is for illustrative purposes only and is not individualized or based on your particular needs. This material does not take into account your specific objectives or circumstances, or suggest any specific course of action. Investment, insurance product purchase or contribution decisions should be made based on your own objectives and circumstances. The purpose of this material is not to predict future returns, but to be used as education only. Contact your tax advisor regarding the tax implications. You should read all associated disclosures.   TIAA-CREF Individual & Institutional Services, LLC, Member FINRA and SIPC, distributes securities products.   Investment, insurance and annuity products are not FDIC insured, are not bank guaranteed, are not deposits, are not insured by any federal government agency, are not a condition to any banking service or activity and may lose value.   THIS MATERIAL MUST BE PRECEDED OR ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE TIAA REAL ESTATE ACCOUNT. PLEASE CAREFULLY CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES, AND EXPENSES BEFORE INVESTING AND CAREFULLY READ THE PROSPECTUS. ADDITIONAL COPIES OF THE PROSPECTUS CAN BE OBTAINED BY CALLING 877-518-9161.   A Note About Risks   In general, the value of the TIAA Real Estate Account will fluctuate based on the underlying value of the direct real estate or real estate-related securities in which it invests.    The risks associated with investing in the TIAA Real Estate Account include the risks associated with real estate ownership including among other things fluctuations in property values, higher expenses or lower income than expected, risks associated with borrowing and potential environmental problems and liability, as well as risks associated with contract owner flows and conflicts of interest. For a more complete discussion of these and other risks, please consult the prospectus.   ©2024 Teachers Insurance and Annuity Association of America-College Retirement Equities Fund, 730 Third Avenue, New York, NY 10017   MFS-3418478CR-Y1223W